SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2004

NOVATEL WIRELESS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	COMMISSION FILE:	86-0824673
(State or other jurisdiction or incorporation or organization)	0-31659	(I.R.S. Employer Identification No.)

9255 Towne Centre Drive, Suite 225

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 320-8800

ITEM 9. Regulation FD Disclosure

On August 10, 2004, several executive officers of the Company adopted individual written stock trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Peter Leparulo, Chief Executive Officer, Dan Halvorson, Chief Financial Officer, Robert Hadley, Vice President of Worldwide Sales, Slim Souissi, Vice President & Chief Technology Officer and Patrick O’Bright, Vice President of Operations and General Manager, each adopted a plan. Subject to specified limitations, each plan provides for the non-discretionary periodic sale of a portion of the Company stock held by the individual, including shares issuable upon exercise of stock options, in order to gradually diversify assets for estate planning purposes. The maximum number of shares which could be sold under these programs (assuming all escalating minimum price targets are met) would total approximately 1.25 million shares of Company stock over the 16 month period ending in December 2005. The plans were adopted during the Company’s quarterly open trading window and in accordance with its written trading policy. In addition, each executive entering into a plan has agreed to disclose publicly each securities transaction effected pursuant to it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Novatel Wireless, Inc.

Date: August 13, 2004	By:	/s/ Dan L. Halvorson
Dan L. Halvorson
Chief Financial Officer and Treasurer,
(Principal Financial and Accounting Officer)